SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

Amendments to Employment Arrangements with Executive Chairman of the Board

On April 5, 2012, FTI Consulting, Inc. (“FTI Consulting”) entered into an amendment (the “Amendment”) to its employment agreement dated as of November 5, 2002, as previously amended from time to time (the “Employment Agreement”), with Jack B. Dunn, IV, FTI Consulting’s President and Chief Executive Officer, which was approved by the Compensation Committee of the Board of Directors of FTI Consulting on April 4, 2012.

The Amendment generally implements the following modifications to the Employment Agreement:

•	Extension of Mr. Dunn’s full-time employment with FTI Consulting to and including December 31, 2015;

•

Elimination of the tax “gross-up” obligation requiring FTI Consulting to indemnify Mr. Dunn for any excise taxes that may be imposed on Mr. Dunn by reason of the application of Sections 280G and 4999 of the Internal Revenue Code for payments and benefits that he may receive in connection with a change of control of FTI Consulting;

•

Elimination of Mr. Dunn’s voluntary “walk-away” right during the 12-month period following a change of control of FTI Consulting, which would have allowed Mr. Dunn to voluntary resign his employment during the 12-month protection period and collect the enhanced change of control severance benefits under the Employment Agreement; and

•

Enhancement of the definition of “good reason” under the Employment Agreement generally to include (i) the assignment of duties materially and adversely inconsistent with Mr. Dunn’s position as chief executive officer of a U.S. public company (subject to the proviso that the assignment of additional duties of an executive chairman of the board of directors of a U.S. public company shall not constitute “good reason” and the subsequent appointment of another chief executive officer during Mr. Dunn’s employment term, whose appointment is approved in writing by Mr. Dunn, shall not constitute “good reason” if (A) Mr. Dunn serves as the executive chairman of the board of directors of FTI Consulting and (B) the chief executive officer reports directly to Mr. Dunn) and (ii) the material diminution in Mr. Dunn’s titles, duties, responsibilities or status, in each case, which will expressly include diminutions resulting from FTI Consulting ceasing to be a publicly traded company.

The Amendment also provides for the payment of a lump-sum cash payment of $4.5 million to Mr. Dunn, payable within ten (10) business days following the date of the Amendment (the “Retention Award”). The Retention Award is subject to Mr. Dunn’s obligation to repay a pro rata portion of the Retention Award upon termination of Mr. Dunn’s employment (i) by FTI Consulting for “cause” or (ii) by Mr. Dunn without “good reason” (each, as defined in the Employment Agreement), in each case prior to the end of the five-year “transition period” (as defined in Section 2(b) of Mr. Dunn’s employment agreement).

The foregoing summary description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 6 dated as of April 5, 2012, to Employment Agreement dated as of November 5, 2002, as amended, by and between FTI Consulting, Inc. and Jack B. Dunn, IV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 10, 2012	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

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